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                            CERTIFICATE OF AMENDMENT
                                       OF
                              DECLARATION OF TRUST
                                       OF
               MITCHELL HUTCHINS/KIDDER, PEABODY INVESTMENT TRUST

     The undersigned, constituting a majority of the Trustees of Mitchell Hutchins/Kidder, Peabody Investment Trust (the 'Trust'), a Massachusetts business trust, hereby certifies pursuant to Section 8.3 of Article VIII and
Section 10.1 of Article X of the Declaration of Trust of the Trust dated the 28th day of March 1991, as amended (the 'Declaration'), that the Trustees of the Trust have duly adopted, at the Board of Trustees meeting held on April 26, 1995, the following amendment to the Declaration of Trust, in the manner provided in such Declaration of Trust.

VOTED: that the Declaration of Trust be, and it hereby is, amended to change the name of a previously designated series of the Trust from
           'MITCHELL HUTCHINS/KIDDER, PEABODY GLOBAL EQUITY FUND' to 'PAINEWEBBER GLOBAL EQUITY FUND'

     IN WITNESS WHEREOF, the undersigned, constituting a majority of the Trustees of the Trust, have signed this Certificate of Amendment, and have caused a duplicated original to be lodged among the records of the Trust as required by Article VIII of the Declaration of Trust, as of the 26th day of April, 1995 and to be filed with the office of the Secretary of State of the Commonwealth of Massachusetts, and in such other places as deemed appropriate.

                                                     DAVID J. BEAUBIEN
                                           .....................................
                                                    David J. Beaubien

                                                  WILLIAM W. HEWITT, JR.
                                           .....................................
                                                  William W. Hewitt, Jr.

                                                     THOMAS R. JORDAN
                                           .....................................
                                                     Thomas R. Jordan

                                                     FRANK P.L. MINARD
                                           .....................................
                                                    Frank P.L. Minard

                                                      CARL W. SCHAFER
                                           .....................................
                                                     Carl W. Schafer

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